Exhibit 99.1

DARA REPORTS 2013 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS AND COMMERCIAL BUSINESS UPDATE

-Continued execution of commercial strategy yields growth in 4Q revenues-

-Expansion of national sales force in January 2014 and synergistic oncology supportive care portfolio expected to support increased market penetration and revenue growth-

RALEIGH, N.C. – February 4, 2014- DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing health care professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatment announced today its financial results for the fourth quarter and full year ended December 31, 2013. The Company also provided a business update on its fourth quarter 2013 operational and commercial highlights.

Fourth Quarter 2013 Financial Snapshot
For the year ended December 31, 2013, DARA reported a net loss attributable to controlling interest of ($9,965,014), or ($0.39) per share as compared to a net loss attributable to controlling interest of ($7,311,033), or ($0.60) per share for the year ended December 31, 2012. The increase in loss was primarily a result of the costs incurred in the establishment of a sales and marketing infrastructure to support the promotion of the Company's oncology and oncology supportive care products as well as a related increase in general and administrative expenses as the Company continued its transition from what had been solely a research and development company. As of December 31, 2013, cash and cash equivalents and available for sale investments totaled approximately $3,425,543.

DARA believes that its currently available funds, together with projected sales of Soltamox®, (tamoxifen citrate) oral liquid solution, Gelclair®, an FDA-approved bioadherent oral rinse gel for treating the painful symptoms of oral mucositis (OM), Bionect®, (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy and the Mission Pharmacal products, Ferralet 90®, (for anemia), BINOSTO®, (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral®,(for cancer-related dry mouth), will enable the Company to fund its planned operations and to meet its obligations through the first quarter of 2014.

On December 23, 2013, DARA filed an S-1 Registration Statement with the U.S. Securities and Exchange Commission (SEC) announcing its intention to raise additional capital to extend its cash runway to fund operations to execute on its business plan.

David J. Drutz, MD, DARA's Chief Executive Officer and Chief Medical Officer, stated, “We are seeing encouraging sales performance in the fourth quarter based on our refined commercial strategy announced in the second quarter of 2013.  The focus has been placed on increasing our share of voice targeting high-prescribing oncology practitioners.”

The Company expanded its sales force and complemented its synergistic oncology supportive care product portfolio through a strategic partnership with Mission Pharmacal and its subsidiary, Alamo Pharma Services.

As of January 2, the Company’s new commercial force provided through Alamo has been hired, professionally trained and is in the field selling its synergistic product portfolio to the highest prescribing oncology offices nationwide.

Dr. Drutz continued, “Further, an important driver of our strategy is to continue to work closely with oncology market leaders in pursuit of contracts that will optimize the utilization of our product portfolio, similar to our recent agreements with Memorial Sloan Kettering Cancer Center and RainTree Oncology. Finally, we intend to further expand our oncology supportive care product portfolio and are actively looking to in-license or acquire additional products. I believe executing on these key initiatives will have a significant, positive impact on DARA’s performance in 2014.”

FOURTH QUARTER 2013 OPERATIONAL HIGHLIGHTS AND RECENT KEY EVENTS

The Company made significant progress during the fourth quarter of 2014 in executing its strategy as well as expanding the commercial opportunity for its flagship oncology and oncology supportive care products. The Company:

●
Continued execution of refined commercial strategy, implemented at the end of Q2 2013, focused on increasing sales call frequency to targeted high volume customers, resulting in increased aggregate Soltamox and Gelclair revenues of approximately 31 percent over Q3 2013;

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Entered into an agreement to increase the Company’s national field sales organization from five to 20 representatives, through Alamo Pharma Services, an experienced and successful contract sales organization, to continue to drive product momentum and provide the necessary scope and coverage of high prescribing oncologists maximizing the potential of DARA’s product portfolio;

●
Signed a shared sales force agreement expanding DARA’s presence in oncology supportive care with Mission Pharmacal for the Alamo sales team, to carry Dara's products as well as three Mission Pharmacal products:  Ferralet 90, BINOSTO, and Aquoral;

●	Through our partnership with Alamo, interviewed, hired and trained 20 sales representatives for nationwide field force deployment on January 2, 2014;

●
Completed CAPTURE (Compliance and Preference for Tamoxifen Registry); 17 leading oncology centers enrolling a total of 626 women who had been prescribed and were taking tamoxifen therapy for breast cancer completed the CAPTURE survey, providing investigators with valuable insight into adherence to prescribed tamoxifen treatment; patient preference for a liquid formulation of tamoxifen; and prevalence of difficulties in swallowing among breast cancer patients taking tamoxifen tablets. Results expected to be reported in the first quarter of 2014;

●	Submitted CAPTURE clinical abstract to National Comprehensive Cancer Network® (NCCN) for presentation and anticipate presenting these data at upcoming oncology conferences in 2014;

●	Signed agreement with Memorial Sloan Kettering, a well-recognized worldwide, leading cancer institution, for the exclusive placement of Gelclair on its formulary;

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Signed a pharmacy supply agreement with RainTree Oncology Services, the nation’s leading community oncology alliance, for both Gelclair and Soltamox to be accessible to RainTree’s Nationwide Oncology Membership; and

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Provided U.S. Food and Drug Administration (FDA), on November 19, 2013, with additional information requested in support of DARA’s request for orphan drug designation for the Company’s Phase 2 development asset, KRN5500, for the treatment of painful, treatment-refractory, chronic chemotherapy-induced peripheral neuropathy (“CCIPN”).

Dr. Drutz concluded, “Oncology supportive care remains a unique market niche and growth opportunity for DARA, and we believe our product portfolio meaningfully addresses unmet needs for patients suffering from cancer and the side effects of their treatments. We are singularly focused on oncology/supportive care, and we believe we provide comprehensive offering of these types of products in the market place. Our goal is to be the leader in the oncology/supportive care market with a comprehensive and growing portfolio of synergistic products to offer physicians and their patients.  DARA has made substantial progress over the past two quarters. The recent expansion of our sales organization, marketing campaigns and product portfolio supports this vision and sets the stage for an exciting 2014 for DARA and our shareholders.”

A summary of key financial highlights for the three and twelve months ended December 31, 2013 and 2012 is as follows ($ in thousands):

	For the three months ended December 31, 2013	For the three months ended December 31, 2012	For the year ended December 31, 2013	For the year ended December 31, 2012

Net Product Revenues	$182.3	$53.6	$419.3	$53.6

Costs and Expenses	2,587.9	3,618.8	10,908.7	9,690.7

Net Loss Attributed to Controlling Interest	(2,354.1)	(1,871.3)	(9,965.0)	(7,311.0)

	As of December 31, 2013	As of December 31, 2012
Cash and Cash Equivalents	$3,425.5	$6,496.5

Current Assets	3,888.6	7,044.8

Current Liabilities	1,675.0	2,038.9

Working Capital	2,213.6	5,005.9

About DARA BioSciences, Inc.

DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to Soltamox® (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, used for the treatment and prevention of breast cancer. Soltamox® offers a choice to patients who prefer or need a liquid form of tamoxifen. Tamoxifen is indicated for the treatment of ductal carcinoma in situ (DCIS); as adjuvant treatment of node-positive breast cancer; in the treatment of metastatic breast cancer; and for breast cancer risk reduction in high risk women.  Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the

United States.  Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer recurrence.

Tamoxifen Important Safety Information

Tamoxifen citrate is contraindicated in women who require concomitant coumarin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most comment adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Black Box Warning:

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WARNING – For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer:  Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women).  Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*.  For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**.  For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**.  Some of the strokes, pulmonary emboli, and uterine malignancies were fatal.  Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study.  See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information. **See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.
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The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

Gelclair® is an alcohol-free bioadherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. Gelclair® should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients.  DARA licensed the U.S. rights to Soltamox® from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair® from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets.  Bionect® should not be used by patients with known hypersensitivity to any of its ingredients.  For further information on Gelclair® and Bionect® and the Full Prescribing Information please visit www.Gelclair.com and www.Bionect.com.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and DARA is seeking orphan status for the treatment of CCIPN.

In early 2014, DARA kicked off its new partnership with Alamo Pharma Services, a subsidiary of Mission Pharmacal, in deploying a dedicated 20-person national sales team in the U.S. oncology market. In addition to promoting DARA's products Soltamox® (tamoxifen citrate), Gelclair® and Bionect®, this specialized oncology supportive care sales team also will provide clinicians with access to three Mission Pharmacal products: Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth).

Important Safety Information and full Prescribing Information for Mission Pharmacal’s products may be found at: www.Ferralet.com,  www.Binosto.com, and www.Aquoral.com.

For more information please visit our web site at www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties.  These statements are based on the current expectations, estimates, forecasts and projections regarding management’s beliefs and assumptions.  In some cases, you can identify forward looking statements by terminology such a “may,” “will,” “should,” “hope,” “expects,” “intends,” “plans,” “anticipates,” “contemplates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negatives of those terms. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in DARA’s most recent Annual Report on Form 10-K, filed with the SEC on February 4, 2014, and DARA’s other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Soltamox®, Gelclair®, Bionect® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA’s ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Soltamox®, Gelclair®, Bionect® or other products in the United States or elsewhere, DARA’s ability to in-license and/or partner products, DARA's current cash position and its need to raise additional capital in order to be able to continue to fund its operations and the stockholder dilution that may result therefrom, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

Media Contacts: David Connolly or Samantha Stenbeck LaVoie Group 617-374-8800 dconnolly@lavoiegroup.com sstenbeck@lavoiegroup.com	Corporate Contact: Jenene Thomas DARA BioSciences 908-938-1475 jthomas@darabio.com